United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 31, 2012

Date of Report

(Date of Earliest Event Reported)

Commission File No. 000-51658

MICROSMART DEVICES, INC.

(Exact name of registrant as specified in its charter)
Nevada	87-0624567
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer I.D. No.)

79 Meadow Street

Litchfield CT 06759

(Address of principal executive offices)

(646) 827-9362

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2011, Zentar Securities Ltd, a Swiss corporation ("Zentar"), purchased from the Company for $12,000 a Convertible Promissory Note in the principal amount of $12,000 the "November Convertible Promissory Note"). The November Convertible Promissory Note bears interest payable at maturity on December 31, 2013 at the annual rate of 5%. The principal and interest on the Convertible Promissory Note are convertible into 240,000 shares of Common Stock at the option of Zentar at any time during 2013. The November Convertible Promissory Note is prepayable at any time at the option of the Company unless Zentar elects to convert the principal and interest on the November Convertible Promissory Note into 240,000 shares of Common Stock within three business days of Zentar's receipt of the Company's Notice of Prepayment. If the Company is unable to pay the Convertible Promissory Note when due on maturity it may inepay Zentar 240,000 shares of Common Stock in lieu thereof.

On April 2, 2012, Zentar purchased from the Company for $30,000 a Convertible Promissory Note in the principal amount of $30,000 the "April Convertible Promissory Note"). The April Convertible Promissory Note bears interest payable at maturity on December 31, 2013 at the annual rate of 5%. The principal and interest on the April Convertible Promissory Note are convertible into 600,000 shares of Common Stock at the option of Zentar at any time during 2013. The April Convertible Promissory Note is prepayable at any time at the option of the Company unless Zentar elects to convert the principal and interest on the April Convertible Promissory Note into 600,000 shares of Common Stock within three business days of Zentar's receipt of the Company's Notice of Prepayment. If the Company is unable to pay the April Convertible Promissory Note when due on maturity it may pay Zentar 600,000 shares of Common Stock in lieu thereof.

Item 5.01 Changes in Control of Registrant.

Stock Purchase Agreement

Effective July 31, 2012, Crowther Holdings LTD ("Crowther"), the principal shareholder of Microsmart Devices, Inc. (the "Company"), entered into a Stock Purchase Agreement (the "Agreement") with Settex PLC ("Settex") and Zentar (collectively, the "Purchasers"). A copy of the Agreement is filed with this Current Report as Exhibit 10.1. Pursuant to the Agreement, among other things: (i) Crowther sold an aggregate of 848,391shares of Common Stock of the Company owned of record and beneficially by Crowther (the "Purchased Shares") to the Purchasers in the amounts set forth in the Agreement; and (ii) the Purchasers acquired from Crowther without additional consideration certain loans that Crowther had made to the Company in the aggregate principle amount of $207,940 (the "Related Party Loans").

Each of the Purchasers is an  "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act").  The aggregate purchase price for the Purchased Shares is $254,517.30 (the "Purchase Price"), or $0.30 per share.  The Purchased Shares represent approximately 73.3% of the 1,157,472 issued and outstanding shares of Common Stock.  The purchase and sale of the Purchased Shares and the transfer of the Related Party Loans took place at a closing held on July 31, 2012, at which the Purchase Price was paid and the Related Party Loans were transferred on the books of the Company from Crowther to the Purchasers of the Purchased Shares. The Purchased Shares are subject to a registration agreement that provides that the Purchased Shares shall not be publicly sold unless and until (i) a registration statement filed with the Commission covering such Purchased Shares is effective; (ii) the Commission provides a "no action" letter which indicates that registration prior to resale is not required based upon an available exemption, or (iii) there is a finding by a United States District Court having original jurisdiction or a state court having concurrent jurisdiction regarding the Securities Act, to the effect that the Purchased Shares can be resold without registration under the Securities Act.

Directors and Executive Officers

In connection with the Agreement, a change of control will be effected.  The Purchasers will own approximately 73.3% of the Company's issued and outstanding voting Common Stock following its acquisition of the 848,391 Purchased Shares at the Closing.   After the expiration of the 10-day period referred to in Rule 14f-1 ("Rule 14f-1") promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Hernando A. Cruz, the sole director and officer of the Company, will resign as the sole director and officer of the Company after electing Paul Gravatt ("Gravatt") to succeed him as the sole director of the Company and after appointing Gravatt as the Chief Executive Officer and Chief Financial Officer of the Company and Peter B. Hirshfield as the Secretary of the Company. Prior to the Closing, Crowther owned of record and beneficially no shares of Common Stock of the Company other than the Purchased Shares. After giving effect to his sale of the Purchased Shares, Crowther will not own of record or beneficially any shares of Common Stock of the Company.

After giving effect changes described above following the expiration of the 10-day period referred to in Rule 14f-1, the officers and directors of the Company will be as follows:

Name and Address	Age	Positions Held
Paul Gravatt Settex PLC c/o Maranello, Watch House Green, Felsted, CM6 3EF, England	40	Director, Chief Executive Officer and Chief Financial Officer
Peter B. Hirshfield 79 Meadow Street Litchfield CT 06759	66	Secretary

Paul Gravatt will hold office as a director until the next annual meeting of shareholders of the Company and until his successor is elected and qualified or until his earlier death, resignation or removal. Gravatt will serve as an officer of the Company at the discretion of the Board of Directors. Gravatt has held a number of Board positions for UK companies in the last five years and is currently: (i) Chief Executive Officer of Settex, a holding company that was until 2010 listed on London's Alternative Investment Market; (ii) Managing Director of Caruso (UK) Ltd, a privately owned consultancy, finance, insurance and financial intermediary business; and (iii) a Director of SOJ Fiduciary Management Ltd, a fiduciary services company. Gravatt is not a director of any other company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Peter B. Hirshfield will serve as Secretary of the Company at the discretion of the Board of Directors. With over 40 years of experience as outside general counsel specializing in corporate, business and securities law, Mr. Hirshfield founded Hirshfield Law in 2004, over which he still presides. Mr. Hirshfield received his BA from Brandeis University, Waltham Massachusetts, and his JD degree from New York University Law School, where he was Article and Book Review Editor of the NYU Law Review and a John Norton Pomeroy Scholar. Mr. Hirshfield is an active member of the New York Bar and was admitted to the California Bar, though he is currently on inactive status.

Voting Securities of the Company

 On June 30, 2012, there were 1,157,472 shares of Common Stock of the Company issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders.

 Security Ownership of Certain Beneficial Owners and Management

The following table shows information concerning the identification and address of each person who prior to the Closing was the beneficial owner of more than 5% of the Company's 1,157,472 shares of Common Stock, the Company's only outstanding class of voting securities and each person that was an officer or director of the Company:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Crowther Holdings LTD 79 Meadow Street Litchfield CT 06759	Common Stock	848,391shares - Direct	73.3%

Certain Relationships and Related Party Transactions

There are no material relationships between the Company and the current officer and director or the persons expected to become the director and executive officers of the Company other than the transactions and relationships described below, or contemplated in the Agreement.

Changes in Control

Prior to the Closing and until the expiration of the 10-day period contemplated by Rule 14f-1, Hernando A Cruz ("Cruz") was and will be the Company's sole officer and director.  Until the expiration of the 10-day period referred to in Rule 14f-1, Cruz will remain as the sole officer and director of the Company, but from and after the Closing, neither Cruz nor Crowther will be deemed to be in control of the Company. The following table sets forth the name and address of each person who will be the beneficial owner of more than 5% of any class of voting securities of the Company or as an officer or director of the Company following the purchase of the Purchased Shares, and the shares held directly or indirectly by the officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Settex PLC c/o Maranello, Watch House Green, Felsted, CM6 3EF, England	Common Stock	215,000 shares - Direct	18.6%
Zentar Securities Ltd c/o Onvest AG, Hardstrasse 4, CH-4217, Birsfekden, Switzerland	Common Stock	633,391 shares - Direct	54.7%
Paul Gravatt Settex PLC c/o Maranello, Watch House Green, Felsted, CM6 3EF, England	Common Stock	215,000 shares - Indirect through Settex	18.6%
Peter B. Hirshfield 79 Meadow Street Litchfield CT 06759	Common Stock	-0-	0.0%
All Officers and Directors as a Group (2 persons)	Common Stock	215,000 shares -Indirect through Settex	18.6%

The foregoing summary of selected provisions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which are filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Description	Exhibit Number
Stock Purchase Agreement dated July 31, 2012	10.1

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsmart Devices, Inc.

Date:	August 2, 2012	By:	/s/Hernando A. Cruz Hernando A. Cruz President, Secretary, Treasurer and Director